Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK



                               ARTHUR ANDERSEN LLP






                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in Post-Effective No. 33 to Form N-1A Registration Statement of Trust for U.S. Treasury Obligations of our report dated November 20, 1998, on the financial statements of Trust for U.S. Treasury Obligations Trust as of September 30, 1998, included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP
/s/ ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
November 20, 1998